UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 27, 2006 (September 21, 2006)
DIGIFONICA INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Charter)

Florida	0-33473	06-1655695

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
4710 Kingsway, Suite 1424
Burnaby, British Columbia,
Canada V5H4M2
(Address of Principal Executive Offices)(Zip Code)
(604) 628-8900
Registrant’s telephone number, including area code:

(Registrant’s Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers
(a)	Not applicable.

(b)	On September 21, 2006, Mr. Benjamin Tam resigned his position as Chief Financial Officer of Digifonica International Corp. (the “Company”). There were no disagreements with the Company on any matter related to the Company’s operations, policies or practices.

(c)	On September 21, 2006, Jeff Bates was appointed as the Company’s Chief Financial Officer to replace Mr. Tam. Prior to joining the Company, Mr. Bates was a Senior Manager at KPMG. He has been a Chartered Accountant since 1998 and has management, finance and accounting experience. During the last six years he has been an auditor, financial controller and commercial controller in the European Telecommunications industry. Mr. Bates obtained a degree in Mathematics with Actuarial Studies from Southampton University in the UK.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIFONICA INTERNATIONAL CORP.
Date: September 27, 2006	By:	/s/ Michael Bowerman
Michael Bowerman
President